UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On June 17, 2021, the Board of Directors (the “Board”) and the Nominating and Governance Committee of The GEO Group, Inc. (“GEO” or the “Company”) met jointly to approve the adoption of an amendment and restatement of the Company’s Second Amended and Restated Bylaws (the “Third Amended and Restated Bylaws” or as amended and restated, the “Bylaws”) effective immediately. The amendment and restatement was adopted to (i) add relevant provisions regarding the new role of the Executive Chairman of the Board and (ii) add an exclusive forum provision to the Bylaws designating certain state and federal courts as the exclusive forums in which certain claims against the Company may be brought.

Article XI, Section 5 of the Bylaws was added to describe the exclusive forum for the adjudication of disputes. The amendment and restatement was adopted to add an exclusive forum provision to the Bylaws designating the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Southern District of Florida) as the sole and exclusive forum for certain actions. Those specific actions are (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or shareholder of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Florida Business Corporation Act or the articles of incorporation or bylaws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine. The Board believes that such designation promotes the efficient resolution of claims and avoids duplicative lawsuits being brought in multiple jurisdictions.

The amendment and restatement to the Bylaws also make other changes to conform with the provisions. This summary of the amendment and restatement to the Bylaws is qualified in its entirety by reference to the complete copy of the Third Amended and Restated Bylaws of The GEO Group, Inc., a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of The GEO Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

June 21, 2021	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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